UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2021

AMN HEALTHCARE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Cypress Waters Boulevard, Suite 300 Dallas, Texas 75019
(Address of principal executive offices) (Zip Code)

(866) 871-8519
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2021, AMN Healthcare Services, Inc. (“AMN” or the “Company”) announced that Jeffrey R. Knudson will join AMN as its Chief Financial Officer and Chief Accounting Officer (“CFO/CAO”) reporting to Susan R. Salka, AMN’s President and Chief Executive Officer. Mr. Knudson will join the AMN leadership team on November 2, 2021 and assume the responsibilities of CFO/CAO on November 8, 2021. Chris Schwartz, who has served as Controller and interim Principal Financial Officer since August 9, 2021, will resume his previous position as Controller on November 8, 2021.

In his role as CFO/CAO, Mr. Knudson, age 46, will oversee the Company’s accounting, finance, investor relations and internal audit functions as well as certain shared services operations. Prior to joining AMN, Mr. Knudson served as Chief Financial Officer and Executive Vice President, Supply Chain of At Home Group, Inc. from September 2018 to October 2021. He served as Senior Vice President, Finance and Retail Controller for CVS Health Corporation from January 2012 to September 2018 and as Vice President of Finance and Accounting at CVS Caremark, a subsidiary of CVS Health Corporation, from July 2008 to December 2011. He also served as Director, Treasury/Mergers and Acquisitions at Limited Brands, Inc. from October 2006 to June 2008, and held various positions, including Director, Mergers and Acquisitions, at Express Scripts, Inc. from March 2001 to September 2006. Mr. Knudson began his career with PricewaterhouseCoopers LLP. He holds a B.S.B.A. in Accountancy from the University of San Diego and is a certified public accountant (non-practicing status) in Missouri.

As AMN’s CFO/CAO, Mr. Knudson will receive a base salary of $600,000. Mr. Knudson will receive a sign-on bonus of $900,000 payable March 11, 2022, and, on November 2, 2021, he will receive an inducement equity grant in the form of restricted stock units valued at $3 million that will vest ratably on each of the first three anniversaries of the grant date. Effective in January 2022, Mr. Knudson will be eligible to participate in the Company’s Senior Executive Incentive Bonus Plan with a target incentive of 90% of his base salary and receive an equity grant valued at $1.5 million pursuant to the Company’s standard equity practices for CEO Committee members under the Company’s Equity Plan. Mr. Knudson will be eligible to participate in the Company’s 401(k) and/or Executive Non-Qualified Deferred Compensation Plan, and the Company’s standard employee benefits coverage, including medical, dental, vision, life, and disability insurance. Mr. Knudson will execute the Company’s executive officer standard severance and indemnification agreements, effective November 2, 2021. The standard severance and indemnification agreements are referred to as Exhibits 99.2 and 99.3 to this Form 8-K and are incorporated by reference herein.

The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events

On October 14, 2021, the Company issued a press release announcing the appointment of Jeffrey R. Knudson as CFO effective November 8, 2021. A copy of the press release issued by the company on October 14, 2021, is filed and incorporated by reference herein to as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT No.	DESCRIPTION

99.1	Press release issued by the Company on October 14, 2021, filed herewith

99.2	Form of Amended and Restated Severance Agreement, effective as of May 8, 2020 (Management Contract or Compensatory Plan or Arrangement) (Incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020).

99.3	Form of Indemnification Agreement—Officer and Director (Incorporated by reference to Exhibit 10.14 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 5, 2010).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: October 14, 2021	By:	/s/ Susan R. Salka
Susan R. Salka
President and Chief Executive Officer